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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                              INFORMATION REQUIRED
                               IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X|        Preliminary Proxy Statement
|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
|_|        Definitive Proxy Statement
|_|        Definitive Additional Materials
|_|        Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             BIG ENTERTAINMENT, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|        No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  1) Title of each class of securities to which transaction applies:
                  2) Aggregate number of securities to which transaction applies:
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
                  4)       Proposed maximum aggregate value of transaction:

                           -----------------------------------------------------
                  5)       Total fee paid:

                           -----------------------------------------------------


|_|        Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:

                           -----------------------------------------------------
                  2)       Form, Schedule or Registration Statement No.:

                           -----------------------------------------------------
                  3)       Filing Party:

                           -----------------------------------------------------
                  4)       Date Filed:

                           -----------------------------------------------------

                     [LETTERHEAD OF BIG ENTERTAINMENT, INC.]


Dear Fellow Shareholders:

           Through a series of acquisitions and other initiatives during the last year, Big Entertainment, Inc. has become a leading provider of movie information, data and merchandise over the Internet. These acquisitions include Hollywood.com, Inc., a premier website for movies, Showtimes.com, Inc., (also known as CinemaSource) a leading provider of movie showtimes to the Internet, and Baseline, Inc., a leading provider, through pkbaseline.com, of movie data to professionals in the movie industry. To reflect our growing emphasis on these businesses, the Board of Directors of Big Entertainment has voted in favor of changing our name to Hollywood.com, Inc. and our ticker symbol on the Nasdaq National Market to "HOLL."

           The Board has also approved a transaction in which Big Entertainment would issue to CBS Corporation approximately 6.7 million shares of its common stock. CBS would pay for the common stock by providing $100 million of advertising, promotion and content over a seven-year period for the Hollywood.com website owned by Big Entertainment. CBS would also pay Big Entertainment $5.3 million in cash upon the closing of the transaction. The proposed CBS transaction was announced on September 1, 1999. This Proxy Statement provides you with detailed information about the transaction.

           If the transaction is completed, CBS would become Big Entertainment's largest shareholder, and would own approximately 31% of the outstanding shares of Big Entertainment's common stock. CBS would also receive a warrant to purchase an additional approximately 5% of Big Entertainment's common stock for a purchase price of $10.9 million payable in advertising and cash. The transaction cannot be completed unless this issuance of stock is approved by our shareholders.

           We have scheduled an annual meeting of shareholders to vote on the name change and the issuance of stock to CBS At the meeting you will also be asked to vote in favor of increasing the number of shares of authorized common stock of Big Entertainment from 25 million to 100 million shares. We have proposed the increase in the authorized shares of common stock to allow us to complete the CBS transaction and to provide the flexibility to pursue favorable future opportunities without the delay and expense associated with holding additional shareholder meetings. You will also be asked to vote in favor of the election of nine directors nominated by our Board of Directors (including two nominees of CBS and one nominee of The Times Mirror Company) and in favor of various amendments to our 1993 Stock Option Plan.

           YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the proposals. If you fail to return your card, your shares will not be counted as present or voting, unless you attend and vote in person.

           You can obtain additional information about Big Entertainment from documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

                                           Mitchell Rubenstein
                                           Chairman and Chief Executive Officer



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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
REGULATORS HAVE APPROVED THE TRANSACTION DESCRIBED IN THIS PROXY STATEMENT OR THE COMMON STOCK TO BE ISSUED IN THE TRANSACTION, NOR HAVE THEY DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. FURTHERMORE, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE TRANSACTION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------


This Proxy Statement is dated __________, 1999 and is first being mailed to shareholders on or about_____________,1999.

                             BIG ENTERTAINMENT, INC.
                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:  November ___, 1999
Time:  10:00 a.m.
Place: 2255 Glades Road, Suite 228 West
       Boca Raton, Florida  33431

           Notice is hereby given that an Annual Meeting of Shareholders of Big Entertainment, Inc. (the "Company") will be held for the following purposes:

         1. To consider and vote upon a proposal to change the Company's name to Hollywood.com, Inc. and to increase the number of shares of the Company's authorized common stock from 25,000,000 to 100,000,000.

         2. To consider and vote upon a proposal to approve the issuance by the Company to CBS Corporation of 6,672,031 shares of its common stock and a warrant to purchase an additional 1,178,892 shares of its common stock.

         3. To consider and vote upon the election of nine directors nominated by the Company's Board of Directors.

         4. To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan.

         5. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending on December 31, 1999.

         6. Such other business as properly may be presented at the annual meeting or any adjournments or postponements thereof.

           You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please sign, date and return the accompanying proxy card to ensure that your shares are represented at the meeting. If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card. Your proxy may be revoked at any time before it is voted. Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the annual meeting.

                                           By Order of the Board of Directors

                                           Laurie S. Silvers
                                           President and Secretary
Boca Raton, Florida
______________, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              QUESTIONS AND ANSWERS


         Q:       WHY HAS THE COMPANY AGREED TO ENTER INTO THE CBS TRANSACTION?

         A: The CBS transaction presents the Company with a unique opportunity to partner with one of the leading media companies in the nation. CBS will promote the Hollywood.com brand across its full range of media properties, including the CBS television network, CBS owned and operated television stations, CBS cable networks, Infinity Broadcasting Corporation's radio stations and outdoor billboards, CBS Internet sites and CBS syndicated television programs. In addition, CBS will include the Hollywood.com website in all appropriate advertising sales programs and presentations conducted by its cross-media sales organization, CBS Plus. To supplement the Company's internal sales efforts, the Company will have the right to require CBS to sell advertisements on the Hollywood.com website generating advertising revenues of up to $1.5 million per year and will pay an 8% commission on any additional advertising revenues generated by CBS Plus for the Company. The 8% commission structure represents a substantial discount from the commissions that the Company and other Internet companies typically pay to third party advertising rep firms. The Company will also have the right to display on the Hollywood.com website photographs, video, audio and other content owned by CBS and related to the movie business and particular motion pictures. The Company will acquire all of these rights and benefits by issuing common stock to CBS rather than by paying cash.


         Q:       WHAT AMOUNT IS CBS PAYING FOR ITS EQUITY INTEREST IN THE
                  COMPANY?

         A: CBS will pay an aggregate of $105,303,030 to the Company for the purchase of approximately 6.7 million shares of the Company's common stock. CBS will pay the purchase price by providing $100,000,000 of advertising, promotion, content and advertising sales support over a seven-year period for the Hollywood.com website owned by the Company and by paying the Company $5,303,030 in cash upon the closing of the transaction. If CBS elects to exercise the Warrant to purchase an additional approximately 1.2 million shares of common stock, it will pay the Company $5,468,501 in cash and $5,468,501 in additional advertising and promotion for the Hollywood.com website. The additional advertising and promotion will be furnished during the 24-month period immediately following the exercise of the Warrant by CBS. The exercise price of the Warrant was agreed to based on the overall consideration to be paid by CBS to the Company, including the inherent value of the 8% commission structure on advertising revenues generated by CBS Plus for the Company. The 8% commission structure represents a substantial discount from the commissions that the Company and other Internet companies typically pay to third party advertising rep firms.

         Q: WHAT PERCENTAGE OF THE COMPANY'S COMMON STOCK WILL CBS OWN AFTER THE TRANSACTION?

         A: The percentage of the Company's common stock to be received by CBS was agreed to assuming the exercise of all outstanding options and warrants to purchase the Company's common stock and the repurchase by the Company of a portion of the shares of common stock issued upon exercise of the options and warrants using the cash proceeds received by the Company upon such exercises. Under this methodology, CBS will own approximately 30% of the Company's common stock immediately following the closing of the transaction. CBS will own approximately 31% of the outstanding shares of the Company's common stock immediately following the closing of the transaction. If CBS exercises the Warrant to purchase additional shares of the Company's common stock immediately following the closing of the transaction, it will own approximately 33% of the Company's common stock using the methodology described above and approximately 34% of the outstanding shares of the Company's common stock.


         Q. WHAT EFFECT WILL THE CBS TRANSACTION HAVE ON THE PERCENTAGE OF THE COMPANY'S COMMON STOCK THAT I OWN?

         A. The CBS transaction will decrease, or dilute, the percentage of the Company's common stock held by existing shareholders. By way of example, if you owned 100,000 shares of the common stock on the Record Date, you owned 0.669% of the outstanding common stock. After the issuance of the shares in the CBS transaction, you would own 0.463% of the outstanding common stock and if CBS exercises the warrant, you would own 0.438% of the outstanding common stock.

         Q: WILL CBS HAVE THE RIGHT TO NOMINATE INDIVIDUALS FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS?

         A: Yes, CBS will have the right to nominate individuals for election to the Company's board of directors based on the percentage of the Company's common stock that is holds. Initially, CBS will have the right to nominate two individuals for election to the Company's nine-member board.

         Q: WHAT RISKS SHOULD I CONSIDER IN DECIDING WHETHER TO VOTE IN FAVOR OF THE CBS TRANSACTION?

         A: The section of this Proxy Statement entitled "The CBS Transaction" contains a description of the material terms of the CBS transaction and highlights certain risks to the Company and its shareholders associated with the CBS transaction. These risks include:

         o CBS will own a significant equity interest in the Company and its interests may differ from that of other shareholders of the Company. CBS's significant equity interest in the Company could delay or prevent a merger or other transaction involving a change of control of the Company that is beneficial to the Company's shareholders.

         o CBS will have the right to terminate its obligation to deliver advertising, promotion and content to the Company following specified defaults by the Company that are not cured. If CBS exercises its termination rights, it will not be required to return the common stock received from the Company.

         Q: WILL CBS BE SUBJECT TO ANY RESTRICTIONS RELATED TO THE ACQUISITION OR DISPOSITION OF THE COMPANY'S COMMON STOCK?

         A: Yes. CBS will not be permitted to transfer any shares of the Company's common stock for a period of one year after the closing of the transaction, except to certain affiliates of CBS. In addition, except under specified circumstances, CBS will not be permitted to own more than 34.8% of the Company's outstanding common stock.

         Q:       WHAT AM I BEING ASKED TO VOTE UPON?

         A: You are being asked to vote in favor of changing the Company's name to Hollywood.com, Inc. and increasing the number of shares of authorized common stock of the Company from 25 million shares to 100 million shares. You are also being asked to vote in favor of the issuance of common stock to CBS in the CBS transaction described in this Proxy Statement. In addition, you are being asked to vote in favor of the election of nine directors nominated by our Board of Directors and in favor of various amendments to our 1993 Stock Option Plan. Finally, you are being asked to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1999.

                  THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED EACH OF THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.

         Q:       WHEN IS THE ANNUAL MEETING?

         A: The annual meeting will be held on November ___, 1999 at 10:00 a.m., local time, at 2255 Glades Road, Suite 228 West, Boca Raton, Florida 33431.

         Q:       WHEN DO YOU EXPECT TO COMPLETE THE CBS TRANSACTION?

         A: We expect to complete the CBS transaction promptly after the shareholders of the Company approve the issuance of the common stock to CBS.

         Q:       WHAT SHOULD I DO NOW?

         A: You should mail your signed proxy card in the enclosed postage paid envelope as soon as possible, so that your shares will be represented at the annual meeting.

         Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN A SIGNED PROXY
                  CARD?

         A: Yes. You can change your vote in one of the following ways at any time before your proxy is voted at the annual meeting. First, you can revoke your proxy by delivering a written notice to the Secretary of the Company. Second, you can submit a new, later dated proxy card. Third, you can attend the annual meeting and vote in person.

         Q:       WHOM SHOULD I CALL WITH QUESTIONS?

         A: Big Entertainment, Inc. 2255 Glades Road, Suite 237W Boca Raton, Florida 33431 (561) 998-8000 Attention: Investor Relations Department

         Q:       WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANY?

         A: From various sources described under "Where You Can Find More Information" on page __ of this Proxy Statement.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


           This Proxy Statement contains forward-looking statements, including (without limitation) those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the factors, discussed under "The CBS Transaction" and elsewhere in this document and in the documents which are incorporated herein by reference, could affect the future results of the Company, and could cause those results to differ materially from those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement might not occur.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding the beneficial ownership of the common stock as of the Record Date by (1) each person who owns more than 5% of the outstanding shares of the common stock, (2) each director and director nominee of the Company, (3) each of the Named Executive Officers of the Company and (4) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     NAME AND ADDRESS                   NUMBER OF SHARES BENEFICIALLY
  OF BENEFICIAL OWNER(1)                            OWNED                   PERCENT OF CLASS
  ----------------------                            -----                   ----------------
The Times Mirror Company                         2,300,075                        15.4%

Mitchell Rubenstein(2)                           2,185,161                        14.1%

Laurie S. Silvers(2)                             2,185,161                        14.1%

Gannett Co., Inc. (3)                              758,229                         5.0%

Dr. Martin H. Greenberg(4)                         351,397                           *

Jules L. Plangere, Jr.(5)                          109,924                           *

Dr. Lawrence Gould(6)                              116,047                           *

E. Donald Lass(7)                                   80,146                           *

Harry T. Hoffman(8)                                 19,313                           *

Deborah J. Simon (9)                                18,754                           *

Farid Suleman                                            _                           *

Thomas Unterman                                          _                           *

Mitchell Semel                                           _                           *

All directors and executive officers of the      2,883,242                        18.3%
Company as a group (9 persons) (9)(10)(11)


----------------
*          Less than 1%

(1) Except as noted in this footnote, the address of each beneficial owner is in care of the Company, 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431. The business address of The Times Mirror Company is 230 West First Street, Los Angeles, California 90012 and the business address of Gannett Co., Inc. is 1100 Wilson Boulevard, Arlington, Virginia 22234.

(2) Except for 100,000 shares owned individually by each of Mr. Rubenstein and Ms. Silvers, all of such shares are held by Mr. Rubenstein and Ms. Silvers jointly as tenants by the entireties. Includes an aggregate of 570,000 shares of common stock issuable pursuant to stock options granted to, and 15,000 shares of common stock issuable pursuant to warrants purchased by, Mr. Rubenstein and Ms. Silvers that are currently exercisable or exercisable within 60 days of the Record Date.

(3) Includes 100,000 shares of common stock issuable pursuant to currently exercisable stock options.

(4) Includes 91,667 shares of common stock owned by Dr. Greenberg's spouse, 39,552 shares of common stock issuable pursuant to currently exercisable stock options, and 15,221 shares of common stock issuable under currently exercisable warrants.

(5) Includes 21,590 shares of common stock issuable pursuant to options that are currently exercisable and 28,334 shares of common stock issuable under currently exercisable warrants.

(6) Includes 17,713 shares of common stock issuable pursuant to options that are currently exercisable and 28,334 shares of common stock issuable under currently exercisable warrants.

(7) Includes 21,590 shares of common stock issuable pursuant to options that are currently exercisable and 18,334 shares of common stock issuable under currently exercisable warrants.

(8) Represents 17,713 shares of common stock issuable pursuant to options that are currently exercisable and 400 shares of common stock issuable under a currently exercisable warrant.

(9) Represents shares of common stock issuable pursuant to options that are currently exercisable. Does not include 580,517 shares of common stock, owned by Tekno Simon, LLC ("Tekno Simon"), with respect to which Ms. Simon disclaims beneficial ownership. Tekno Simon is controlled by Melvin Simon, Deborah J. Simon's father.

(10) Includes 706,912 shares of common stock issuable pursuant to options that are currently exercisable and 105,623 shares of common stock issuable under currently exercisable warrants.

(11) Includes the directors and executive officers previously listed in this table and W. Robert Shearer, the Company's Senior Vice President and General Counsel.

                                   THE MEETING

GENERAL

           This Proxy Statement is being furnished to holders of shares of common stock in connection with the solicitation of proxies by the Company's Board of Directors for use at the annual meeting of shareholders (the "Meeting") to be held at the offices of the Company, located at 2255 Glades Road, Suite 228 West, Boca Raton, Florida 33431, on November ___, 1999, convening at 10:00 a.m., local time, and at any adjournments or postponements thereof. At the Record Date, 14,939,172 shares of common stock were outstanding. This Proxy Statement and the accompanying form of proxy are first being mailed to holders of common stock on or about ____________, 1999.

MATTERS TO BE CONSIDERED AT THE MEETING

           At the Meeting, holders of shares of common stock will be requested to consider and vote upon (1) a proposal to amend the Company's Amended and Restated Articles of Incorporation to change the Company's name to Hollywood.com, Inc. and to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000, (2) a proposal to approve the issuance by the Company to CBS Corporation of 6,672,031 shares of its common stock, par value $0.01 per share, and a warrant to purchase an additional 1,178,892 shares of its common stock, (3) the election of nine directors nominated by the Company's Board of Directors, (4) a proposal to amend the Company's 1993 Stock Option Plan, (5) a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending on December 31, 1999 and (6) such other business as properly may be presented at the Meeting or any adjournments or postponements thereof.

           THE COMPANY'S BOARD OF DIRECTORS HAS DETERMINED THAT THE CBS TRANSACTION IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, HAS APPROVED THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS APPROVED THE CHARTER AMENDMENT AND THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN, AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE "FOR" THE ISSUANCE OF COMMON STOCK AND THE WARRANT TO PURCHASE COMMON STOCK PURSUANT TO THE STOCK PURCHASE AGREEMENT AND "FOR" THE CHARTER AMENDMENT, THE 1993 STOCK OPTION PLAN AMENDMENT, THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY AND THE RATIFICATION OF THE COMPANY'S CHOICE OF INDEPENDENT PUBLIC ACCOUNTANTS.

RECORD DATE; QUORUM; VOTING AT THE MEETING

           The Company's Board of Directors has fixed __________, 1999 as the Record Date (the "Record Date"). Accordingly, only holders of record of shares of common stock at the Record Date will be entitled to notice of and to vote at the Meeting. At the Record Date, there were 14,939,172 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on the Record Date is entitled to cast one vote per share in respect of the proposals presented for the vote of such holders, either in person or by proxy, at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting.

           Under the rules of the Nasdaq National Market ("NASDAQ"), on which the shares of common stock are quoted, approval of shareholders is required as a prerequisite to approval of applications to list additional shares of common stock to be issued at a price less than market value if the number of shares of common stock, or securities convertible into common stock, to be issued is equal to or more than 20% of the number of shares of common stock outstanding before the issuance. Therefore, under the rules of NASDAQ, the affirmative vote of the holders of a majority of the shares of common stock voted at the Meeting (provided that a majority of the shares of common stock are represented at the Meeting) is required for approval of the issuance by the Company of the common stock and the warrant to purchase common stock pursuant to the Stock Purchase Agreement. In addition, under Florida law, the approval and adoption of the Charter Amendment by the Company's shareholders will require the affirmative vote of the holders of a majority of the shares of common stock voted at the Meeting (provided that a majority of the shares of common stock are represented at the Meeting). Under Florida law, nominees for director will be elected if they receive the affirmative vote of a plurality of the shares of common stock voted at the Meeting. Approval of the amendment to the 1993 Stock Option Plan is not required by Florida law, but is required by the terms of the 1993 Stock Option Plan.

           Prior to the Meeting, the Company will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of common stock represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares of common stock present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast for or against any given matter. A broker or nominee holding shares of common stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the matters addressed at the Meeting. Any such shares of common stock that are not represented at the Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Meeting.

           As of the Record Date, the directors and executive officers of the Company beneficially owned in the aggregate approximately 18.3% of the outstanding shares of common stock.

PROXIES

           This Proxy Statement is being furnished to holders of common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Meeting.

           Shares of common stock represented by properly executed proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein. Shares of common stock represented by properly executed proxies for which no instruction is provided will be voted for approval of the issuance of common stock and the warrant to purchase common stock pursuant to the Stock Purchase Agreement and approval of the Charter Amendment, the amendment to the 1993 Stock Option Plan, the election of the nominees to the Board of Directors of the Company and the ratification of the Company's choice of independent public accountants. Holders of common stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose to ensure that their shares are voted. Any holder of common stock who so desires may revoke his or its proxy at any time prior to the time it is exercised by (1) providing written notice to such effect to the Secretary of the Company, (2) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy or (3) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and shareholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

           If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

           If any other matters properly are presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The persons named in the enclosed form of proxy will not exercise the discretionary authority conferred by the form of proxy to use proxies voting against the approval of the issuance of common stock and the warrant to purchase common stock pursuant to the Stock Purchase Agreement to vote for the adjournment of the Meeting to solicit additional proxies to obtain the requisite votes of the holders of common stock for approval of the issuance of common stock and the warrant to purchase common stock pursuant to the Stock Purchase Agreement.

           If any beneficial owner of common stock holds such stock in "street name" and wishes to vote his or its stock at the Meeting, such owner must obtain from the relevant nominee holding common stock a properly executed "legal proxy" identifying the beneficial owner as a holder of common stock, authorizing the beneficial owner to act on behalf of the nominee-record owner at the Meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

           The Company will pay the costs of soliciting proxies from the holders of common stock, including the cost of printing and mailing this Proxy Statement. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of the Company will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of common stock held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                        PROPOSAL TO APPROVE AN AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

           The Board of Directors has unanimously approved an amendment to the Company's Amended and Restated Articles of Incorporation to (1) change the name of the Company to Hollywood.com, Inc. and (2) increase the authorized number of shares of common stock that the Company has authority to issue from 25,000,000 to 100,000,000 (the "Charter Amendment"), and has directed that the Charter Amendment be submitted to the shareholders of the Company for approval. To effect such changes, Article I and the first paragraph of Article III of the Company's Amended and Restated Articles of Incorporation will be amended to read as follows:


                                    ARTICLE I
                                      NAME

           The name of the corporation is Hollywood.com, Inc. (the
"Corporation").


                                   ARTICLE III
                                  CAPITAL STOCK

           "The total number of shares of stock which the Corporation shall have the authority to issue is one hundred and one million (101,000,000) shares, consisting of (1) one hundred million (100,000,000) shares of common stock, par value $0.01 per share (the "common stock") and (2) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock")."

           The Charter Amendment will have no effect on the number of shares of the Company's Preferred Stock authorized for issuance. If the Charter Amendment is approved by the required vote of shareholders, it will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Florida.

REASONS FOR THE INCREASE IN NUMBER OF AUTHORIZED SHARES

           The Company is presently authorized to issue 25,000,000 shares of common stock, of which 14,939,172 were issued and outstanding at the close of business on the Record Date. As of the Record Date, the Company had reserved 3,450,257 shares of common stock for issuance pursuant to outstanding warrants and options of the Company exercisable for shares of common stock. If the CBS transaction is consummated, the Company will issue 6,672,031 additional shares of common stock and will reserve 1,178,892 shares of common stock for issuance upon exercise of the CBS Warrant. Accordingly, an increase in the authorized number of shares of common stock is required in order for the Company to consummate the CBS transaction. In addition, the Board of Directors and management of the Company believe that additional shares of common stock should be authorized in order to provide flexibility by having authorized unissued and unreserved shares of common stock available for proper corporate purposes.

           Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties, securing additional financing for working capital or capital expenditures and providing incentives through stock option or other incentive plans. The Company has no plan, commitment or understanding at this time to issue any shares of common stock other than those to be issued pursuant to the CBS transaction or reserved for issuance as described above. However, the Board of Directors believes that such additional authorized shares of common stock will enable the Company to take advantage of industry conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of its shareholders at the time such additional shares are needed. Unless required by law, regulatory authorities or applicable rules of the NASDAQ, the Company does not anticipate that any future authorization by a vote of shareholders will be sought for the issuance of any shares of common stock.

         If the Charter Amendment is approved, the increase in authorized shares will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of common stock. However, the issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of common stock.

           The authorized but unissued shares of common stock could be used by the Board of Directors to make a change in control of the Company more difficult, even if stockholders viewed such change in control as favorable to their interests. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. The Company is not aware of any effort to accumulate common stock or obtain control of the Company by a tender offer, proxy contest or otherwise, and the Company has no present intention to use the increased shares of authorized common stock for anti-takeover purposes.

           The additional shares of common stock for which authorization is sought would be identical to the shares of common stock now authorized. The holders of common stock do not presently have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional common stock proposed to be authorized. CBS will have contractual preemptive rights with respect to certain future issuances of common stock by the Company. See "The CBS Transaction--Stock Purchase Agreement" and "--Investor's Rights Agreement."

           Approval of the proposed Charter Amendment requires the affirmative vote of the holders of a majority of the shares of common stock voted at the Meeting (provided that a majority of the shares of common stock are represented at the Meeting). Consummation of the CBS Transaction is conditioned upon approval of the increase in the authorized number of shares of the Company's common stock pursuant to the Charter Amendment.

           THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSED CHARTER AMENDMENT.


                               THE CBS TRANSACTION

GENERAL

           The Stock Purchase Agreement, dated August 26, 1999 (the "Stock Purchase Agreement"), between the Company and CBS Corporation ("CBS") provides for the issuance by the Company to CBS of 6,672,031 shares of the Company's common stock for an aggregate purchase price of $105,303,030. $100,000,000 of the purchase price is payable by CBS in advertising, promotion, content and advertising sales support over a seven-year term pursuant to an Advertising and Promotion Agreement (the "Promotion Agreement") and a Content License Agreement (the "Content Agreement"). The Promotion Agreement and the Content Agreement will be entered into by CBS and Hollywood.com, Inc., the Company's wholly owned subsidiary that operates the Hollywood.com website, upon the closing of the transaction. CBS will pay the remaining $5,303,030 of the purchase in cash upon the closing of the transaction. The Company will also issue to CBS upon the closing of the transaction a Warrant (the "Warrant") to purchase an additional 1,178,892 shares of common stock for an aggregate exercise price of $10,937,002. Half of the warrant exercise price is payable in cash and half is payable in additional advertising and promotion under the Promotion Agreement. The additional advertising and promotion will be furnished to the Company during the 24-month period following the exercise of the Warrant. Pursuant to the Stock Purchase Agreement, the Company and CBS will, upon the closing of the transaction, enter into an Investor's Rights Agreement, a Registration Rights Agreement and a Voting Agreement.

           The percentage of the Company's common stock to be received by CBS was agreed to assuming the exercise of all outstanding options and warrants to purchase the Company's common stock and the repurchase by the Company of a portion of the shares of common stock issued upon exercise of the options and warrants using the cash proceeds received by the Company upon such exercises. Under this methodology, CBS will own approximately 30% of the Company's common stock immediately following the closing of the transaction. CBS will own approximately 31% of the outstanding shares of the Company's common stock immediately following the closing of the transaction. If CBS exercises the Warrant to purchase additional shares of the Company's common stock immediately following the closing of the transaction, it will own approximately 33% of the Company's common stock using the methodology described above and approximately 34% of the outstanding shares of the Company's common stock.

           Each of the agreements described above was filed by the Company with the SEC as an exhibit to the Company's Current Report on Form 8-K filed on September 28, 1999, which is incorporated herein by reference. See "Where You Can Find More Information." The summaries of these agreements set forth below are qualified in their entirety by reference to the full text of the agreements attached to the Current Report on Form 8-K. You are encouraged to read each of the agreements carefully and in its entirety.


STOCK PURCHASE AGREEMENT

           The Stock Purchase Agreement provides for the issuance by the Company to CBS of 6,672,031 shares of the Company's common stock for an aggregate purchase price of $105,303,030. The Stock Purchase Agreement contains customary representations and warranties, covenants, closing conditions and indemnification provisions for a transaction of this nature.

           Representations and Warranties. The Company and CBS make various representations and warranties to each other as of the date of the Stock Purchase Agreement and as of the date of the closing. The Company represents and warrants to CBS with respect to due organization and good standing, corporate authority and due authorization, subsidiaries, capital stock of the Company, no conflicts, required consents, filings with the Securities and Exchange Commission, title to assets, proprietary rights, material contracts, condition of properties, necessary permits, insurance, sufficiency of assets, taxes, litigation, employee benefit plans, absence of changes or events, compliance with law, real property interests, and labor matters. CBS represents and warrants to the Company with respect to due organization and good standing, corporate authority and due authorization, no conflicts, required consents, litigation and experience in investments of this type. All of the representations and warranties will survive until the second anniversary of the closing of the transaction.

           Ordinary Course Covenant. The Company agrees in the Stock Purchase Agreement to use its best efforts to conduct its business and operations in the ordinary course consistent with past practice until the closing date. The Company specifically agrees, among other things, that until the closing of the CBS transaction it will not, without the consent of CBS:

                  (1)      incur any indebtedness for borrowed money;

                  (2) sell, license or dispose of any of its material properties or assets except in the ordinary course of business;

                  (3) acquire or agree to acquire any business or company (other than up to two acquisitions for an aggregate purchase price of $10 million); or

                  (4) consummate any registered public offering of common stock to be sold for the account of the Company.

           Preemptive Rights. During the period between the signing of the Stock Purchase Agreement and the closing of the transaction, CBS has a preemptive right to purchase a pro rata portion of shares of common stock or securities convertible into common stock issued by the Company. If CBS elects to exercise this right, it will purchase the shares for cash upon the closing of the transaction between CBS and the Company and otherwise on the same terms as the Company has agreed to issue the shares. This preemptive right does not apply to certain issuances of shares by the Company, including issuances to directors, officers, employees, contractors, advisors or consultants of the Company or its subsidiaries in the ordinary course of business.

WARRANT

           Upon the closing of the transactions under the Stock Purchase Agreement, the Company will issue to CBS a Warrant to purchase 1,178,892 shares of common stock for an aggregate exercise price of $10,937,002. Half of the warrant exercise price is payable in cash at the closing and half is payable in additional advertising and promotion under the Promotion Agreement. The additional advertising and promotion will be furnished to the Company during the 24-month period immediately following the exercise of the Warrant by CBS. The exercise price of the Warrant was agreed to based on the overall consideration to be paid by CBS to the Company, including the inherent value of the 8% commission structure on advertising revenues generated by CBS Plus for the Company. The 8% commission structure represents a substantial discount from the commissions that the Company and other Internet companies typically pay to third party advertising rep firms. The Warrant may be exercised at any time prior to the earlier of (1) the second anniversary of the date of its issuance and (2) the consummation by the Company of its first underwritten, registered public offering of common stock following the date of issuance of the Warrant.

ADVERTISING AND PROMOTION AGREEMENT

           Pursuant to the Promotion Agreement, CBS will provide to the Company an aggregate of $70 million in advertising and promotion of the Hollywood.com website over a seven-year term. In addition, the Company has the right to allocate up to $30 million in value deliverable under the Content Agreement to additional advertising and promotion under the Promotion Agreement for a total of up to $100 million in advertising and promotion. CBS will conduct the advertising and promotion across its full range of media properties, including the CBS television network, CBS owned and operated television stations, CBS cable networks, Infinity Broadcasting Corporation's radio stations and outdoor billboards, CBS Internet sites and CBS syndicated television programs. CBS will deliver the advertising and promotion pursuant to a media plan jointly developed by CBS and the Company, which will provide broad-based exposure for the Hollywood.com website, including prominent placements in conjunction with appropriate entertainment-related events and programming. The value of all advertising and promotion furnished by CBS to the Company will be based on the average unit price paid to CBS by third parties for the particular media on which the advertising and promotion occurs.

           CBS has the right to terminate its obligation to deliver advertising and promotion under the Promotion Agreement by giving notice to the Company upon the occurrence of any of the following:

                  (1) The Hollywood.com website contains, or links to, content that violates specified CBS license guidelines and the Company fails to remove such content or links from the website within 10 days after CBS demands the removal thereof.

                  (2) The Company breaches any material term or condition of the Promotion Agreement, the Content Agreement, the Stock Purchase Agreement, the Investor's Rights Agreement or the Voting Agreement, and fails to cure such breach within 30 days after CBS' notice of such breach (or 60 days if the breach is incapable of being cured within 30 days). The foregoing cure periods do not apply to a breach incapable of being cured.

                  (3) The Company becomes insolvent, is the subject of a voluntary or involuntary petition in bankruptcy or is liquidated or dissolved.

                  (4) The Company issues common stock or other voting securities to a CBS Competitor and as a result of such issuance such person beneficially owns or controls more than 15% of the total voting power of the Company. "CBS Competitor" is generally defined as any person who is primarily engaged in North America directly, or indirectly through an affiliate, in radio or television programming or radio or television program distribution (including free over-the-air, telephone, Internet or microwave). The definition specifically excludes several types of businesses that fall within the above definition, but do not constitute competitors of CBS. The definition of "CBS Competitor" also excludes entities engaged in television or radio programming or program distribution that do not meet specified market share or revenue criteria.

                  (5) The Company issues additional voting securities to any CBS Competitor that owns 15% of the total voting power of the Company.

                  (6) The Company's Board of Directors consents to the acquisition of voting securities by a CBS Competitor at any time when the Company's Rights Agreement is in full force and effect and, as a result of such consent, the CBS Competitor owns or controls more than 15% of the total voting power of the Company.

                  (7) The Company discontinues using its primary domain name and does not establish use of a substitute domain name reasonably acceptable to CBS within 30 days.

                  (8) The Hollywood.com website ceases to operate due to any circumstances (other than circumstances beyond the Company's reasonable control, which circumstances simultaneously affect a substantial number of websites on the Internet) for (i) a period of 30 consecutive days; or (ii) a period of one week at least two times in any six month period.

           The Company can cure certain of the defaults set forth above by agreeing to a reduction in CBS' obligations under the Promotion Agreement or the Content Agreement in an amount equal to any amount due and owing to CBS by the Company. If the Company does not cure a default and CBS exercises its right to terminate the Promotion Agreement, CBS will not be required to return the common stock received from the Company.

CONTENT LICENSE AGREEMENT

           Pursuant to the Content Agreement, CBS will provide to the Company an aggregate of $30 million in value over a seven-year term to be allocated in the Company's discretion to the license of content, advertising sales or advertising and promotion, each of which is described below. The Company will receive $4.3 million in value during each of the first six years of the term and $4.2 million in value during the last year of the term.

           License of Content. CBS grants to the Company a license to use, distribute and otherwise make available on the Hollywood.com website certain text, graphics, photographs, video, audio and other information owned by CBS and related to the movie business or any particular motion picture. In addition, subject to compliance by the Company with certain obligations, it has the right to archive the CBS content on the Hollywood.com website after expiration of the term of the Content Agreement.

           Advertising Sales. The Company has the right to require CBS to sell advertisements on the Hollywood.com website totaling gross advertising revenues of up to $1.5 million per year. In connection therewith, CBS agrees to include the Hollywood.com website in all advertising sales programs and presentations that are appropriate for the sale of advertising on the website. The Company will pay to CBS a commission of 8% of gross advertising revenues generated by advertising sold by CBS on the Hollywood.com website in excess of the portion of the $1.5 million guaranteed amount selected by the Company each year. The 8% commission structure represents a substantial discount from the commissions that the Company and other Internet companies typically pay to third party advertising rep firms.

           Advertising and Promotion. The Company has the right to allocate all or any portion of the $30 million in value to additional advertising and promotion of the Hollywood.com website to be furnished by CBS under the Promotion Agreement.

           CBS has the right to terminate its obligations under the Content Agreement upon the occurrence of any of the events that permit it to terminate its obligations under the Promotion Agreement. The Company can cure certain of such defaults by agreeing to a reduction in CBS' obligations under the Promotion Agreement or the Content Agreement in an amount equal to any amount due and owing to CBS by the Company. If the Company does not cure a default and CBS exercises its right to terminate the Content Agreement, CBS will not be required to return the common stock received from the Company.

INVESTOR'S RIGHTS AGREEMENT

           The Investor's Rights Agreement to be entered into by the Company and CBS at the closing sets forth various rights and obligations of the Company and CBS related to CBS's ownership of the Company's common stock, including CBS's registration rights with respect to the common stock, the Company's right of first refusal with respect to transfers by CBS of the common stock, standstill provisions to which CBS is bound, and preemptive rights of CBS with respect to certain issuances of common stock and other securities by the Company.

           Registration Rights. CBS has the right to initiate up to four registrations under the Securities Act of 1933 of the common stock that it is acquiring from the Company. The Investor's Rights Agreement contains various restrictions on the timing of such registrations. In addition, CBS has "piggyback" registration rights allowing it to include the shares of common stock that it acquires from the Company in registrations of the Company's common stock initiated by the Company or other shareholders. The Company will pay all expenses associated with any such registrations other than underwriters' fees or commissions relating to the sale of the common stock.

           Transfer Restrictions; Right of First Refusal. CBS is not permitted to transfer any shares of the Company's common stock for a period of one year after the closing, except to certain affiliates of CBS. If CBS proposes to transfer any shares of common stock during the six year period following the first year, other than to certain affiliates or in a bona fide public distribution pursuant to an effective registration statement, the Company has the right to purchase the shares on the same terms on which CBS proposes to transfer them to a third party. The Company's right of first refusal will terminate (a) at such time as Mitchell Rubenstein, the Company's Chairman of the Board and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman of the Board and President, have sold more than 60% of the common stock owned by them as of the closing or (b) at any time after the second anniversary of the closing if CBS owns less than 15% of the Company's outstanding common stock (other than as a result of transfers by CBS of at least half of the common stock acquired by it from the Company).

           Standstill Provisions. For a period of seven years after the closing, CBS agrees that, except as contemplated by the Investor's Rights Agreement or the Stock Purchase Agreement, it will not, directly or indirectly, do any of the following:

         (1) acquire or propose to acquire any securities of the Company if, after giving effect thereto, CBS and its affiliates beneficially own in excess of 34.8% of the Company's outstanding common stock;

         (2) solicit proxies or become a participant in a solicitation of proxies or consents with respect to any securities of the Company or initiate or encourage the submission of any stockholder proposal or election content with respect to the Company;

         (3) take any action for the purpose of convening a meeting of the shareholders of the Company or initiate any process to solicit or obtain consents of shareholders in lieu of a meeting;

         (4) except as may be required by applicable law, make any public announcement or disclosure in respect in respect of any plan, contract or arrangement relating to the acquisition of capital stock of the Company or a merger, sale of assets or other extraordinary corporate transaction relating to the Company;

         (5) deposit capital stock of the Company into a voting trust or subject capital stock of the Company to voting agreements, or grant a proxy or power-of-attorney with respect to any capital stock of the Company to any person not designated by the Company who is not an officer, director or employee of CBS or its affiliates;

         (6) form or in any participate in a group for the purpose of acquiring, holding, voting or disposing of securities of the Company; or

         (7) disclose publicly any intention or arrangement inconsistent with the foregoing or enter into any discussions or understandings with any third party with a view to encouraging any action prohibited with the foregoing.

           If the Company's board of directors approves or recommends to its shareholders for approval any transaction in which a party (other than Company's existing large shareholders) would acquire at least 50% of the Company's outstanding common stock, then the restrictions described above would not apply during the pendency of the transaction and would cease upon the consummation of the transaction.


VOTING AGREEMENT

           The Voting Agreement to be entered into by the Company, CBS and certain shareholders of the Company at the closing contains agreements by such parties with respect to nominating individuals to serve on the Company's Board of Directors and the voting of the common stock owned by such parties in favor of such nominees. CBS has the right to nominate for election to the Company's Board of Directors a number of individuals equal to the product of CBS's percentage ownership of the Company's common stock and the total number of members of the Board of Directors (rounded down to the nearest whole number). In addition, as long as the Promotion Agreement and the Content Agreement remain in effect, CBS shall have the right to designate at least one nominee to the Board. In all elections for members of the Board, each of the shareholders that is a party to the Voting Agreement agrees to vote all shares beneficially owned by them in favor of the CBS designees. Each of The Times Mirror Company, Mitchell Rubenstein, Laurie S. Silvers, Martin H. Greenberg and Rosalind Greenberg have agreed to enter into the Voting Agreement. As of the Record Date, those shareholders beneficially owned approximately 32% of the Company's outstanding common stock.

           In all elections for members of the Board, CBS agrees to vote all shares of common stock owned by it, or over which it has voting control, in favor of (1) each individual nominated for election to the Board by the Company, and (2) each individual nominated for election to the Board by The Times Mirror

Company pursuant to the Shareholder Agreement between the Company and The Times Mirror Company.

           CBS's right to nominate directors for election to the Board will terminate upon the acquisition by CBS of an equity interest in excess of 15% in any entity who owns, operates or controls a website that is a competitor of the Hollywood.com website. The Voting Agreement contains a description of the type of website that will constitute a competitor of the Hollywood.com website.


CERTAIN CONSEQUENCES OF, AND RISKS RELATED TO, THE CBS TRANSACTION

           CBS will own a 31% Equity Interest in the Company and its Interests may Differ from that of Other Shareholders. CBS's significant equity interest in the Company and other rights could delay or prevent a merger or other transaction involving a change of control of the Company that is beneficial to the Company's shareholders. CBS will own approximately 31% of the Company's outstanding common stock upon the closing of the transaction. CBS will also have rights to nominate individuals for election to the Company's Board of Directors based on the percentage of the Company's common stock that it holds. Initially, CBS will have the right to nominate two individuals for election to the Company's nine-member board. If the Company issues common stock or securities convertible into common stock in the future, with some limitations, CBS will have the right to purchase for cash securities from the Company so it can maintain its percentage ownership. As a result of its equity interest in the Company and its right to nominate individuals for election to the Company's board, CBS may be able to influence the Company's management and affairs.

           Accounting Treatment of CBS's Investment in the Company. CBS's commitment to provide $100 million of advertising, promotion and content for the Hollywood.com website will be recorded as an asset on the Company's balance sheet upon the closing of the transaction. As the Company receives the advertising, promotion and content from CBS over the seven-year term of the CBS agreements, the Company will record a non-cash expense on its income statement in the amount of the advertising, promotion and content received. The Company currently expects to record an expense of approximately $14.3 million per year to reflect the value of the advertising, promotion and content expected to be received each year during the seven-year term. This expense will result in an operating loss to the Company to the extent the Company's revenues do not increase by an amount at least equal to the amount of the expense.


REASONS FOR THE CBS TRANSACTION; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

           The Board of Directors of the Company has determined that the CBS transaction is fair to and in the best interests of the Company and its shareholders, has approved the Stock Purchase Agreement and the transactions contemplated thereby, and recommends that the holders of common stock approve the issuance of common stock to CBS. In reaching these decisions, the Company's Board of Directors considered the following material factors:

         (1) CBS will promote the Hollywood.com brand across its full range of media properties, including the CBS television network, CBS owned and operated television stations, CBS cable networks, Infinity Broadcasting Corporation's radio stations and outdoor billboards, CBS Internet sites and CBS syndicated television programs.

         (2) CBS will include the Hollywood.com website in all appropriate advertising sales programs and presentations conducted by its cross-media sales organization, CBS Plus.

         (3) To supplement the Company's internal sales efforts, the Company will have the right to require CBS to sell advertisements on the Hollywood.com website generating advertising revenues of up to $1.5 million per year and will pay an 8% commission on any additional advertising revenues generated by CBS Plus for the Company.

         (4) The Company will have the right to display on the Hollywood.com website photographs, video, audio and other content owned by CBS and related to the movie business and particular motion pictures.

         (5) The Company will acquire all of these rights and benefits by issuing common stock to CBS rather than by paying cash.


           In addition, in making its decision, the Board of Directors of the Company considered that the issuance of shares of common stock to CBS would result in ownership dilution of the current shareholders of the Company but concluded that such dilution would be offset by the benefits to be attained by the Company as a result of the transaction. In its deliberations, the Board of Directors also considered other potentially negative factors, including, among other things:

         (1) CBS's ability to influence the management and affairs of the Company as a result of its significant equity interest in the Company and its right to nominate individuals to the Company's Board of Directors.

         (2) The rights of CBS to terminate the Promotion Agreement and the Content Agreement upon the occurrence of certain defaults that are not cured by the Company.


           The foregoing discussion of the information and factors considered by the Company's Board of Directors is not intended to be exhaustive but is intended to include the material factors considered by the directors. In view of the variety of factors considered by the Company's Board of Directors, the directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have ascribed differing weights to different factors.

           After taking into consideration all of the factors set forth above, together with the presentations of management, the Board of Directors of the Company determined that the CBS transaction is fair to and in the best interests of the Company and its shareholders, and approved the Stock Purchase Agreement, the issuance of common stock pursuant thereto and the other transactions contemplated thereby.

           THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE ISSUANCE OF COMMON STOCK TO CBS PURSUANT TO THE STOCK PURCHASE AGREEMENT AND THE CBS WARRANT.


CERTAIN TAX CONSEQUENCES OF THE CBS TRANSACTION

           The Company believes that it has generated net operating loss carryforwards ("NOLs") that are available to offset future taxable income of the Company during the fifteen year period following the year of the loss. The Company's ability to use its NOLs during the carryforward period may be limited upon the occurrence of certain ownership changes in respect of the Company.

           In general, whenever there is a more than 50% ownership change of a corporation during a three-year testing period, the ownership change rules in section 382 of the Internal Revenue Code of 1986, as amended (the "Tax Code") limit the corporation's utilization of pre-change NOLs on an annual basis following the ownership change to the product of the fair market value of the stock of the corporation immediately before the ownership change times the "long-term tax-exempt rate" then in effect (which is an interest rate published monthly by the Internal Revenue Service). A more than 50% ownership change occurs when the percentage of stock of the corporation owned by one or more five-percent shareholders has increased by more than 50 percentage points (determined by value) over the lowest percentage of the corporation's stock owned by the same shareholders during the three-year testing period. The testing period is the three-year period immediately preceding the testing date except when an ownership change has previously occurred during such three-year period. In that case the testing period commences on the day after the ownership change and ends on the testing date.

           The Company believes that an ownership change with respect to the Company occurred in April 1998 as the result of a series of equity transactions during the three years before such date. As a result, the testing period for the CBS transaction is the period from April 1998 to the closing date of the CBS transaction. The Company also believes that the CBS transaction will trigger an ownership change with respect to the Company. However, the Company believes that the CBS transaction is unlikely to have any material impact on the Company's ability to utilize NOLs generated between April 1998 and the closing date of the CBS transaction.

           The foregoing summary is based on numerous assumptions and certain factual and legal issues with respect to which there can be no certainty. No ruling has been obtained from the Internal Revenue Service regarding the amount or the availability of the Company's NOLs. The foregoing discussion does not address any aspect of state and local taxation, including, without limitation, the effect of state law limitations on the use of the Company's NOLs.

REGULATORY APPROVALS

           Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the CBS transaction cannot be consummated until requisite pre-merger notifications have been filed and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. At any time before or after the closing of the transaction, the Antitrust Division or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the transaction or seeking divestiture of assets of the Company or CBS. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

           The Company and CBS believe that the transaction can be effected in compliance with federal and state antitrust laws.

FEDERAL SECURITIES LAW CONSEQUENCES

           The issuance to CBS of shares of common stock and the Warrant to purchase shares of common stock has not been registered under the Securities Act of 1933 (the "Securities Act") and, therefore, such shares will not be freely transferable and may not be resold except pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

NASDAQ LISTING

           The Company will use all reasonable efforts to cause the shares of common stock to be issued in the transaction and the shares of common stock to be reserved for issuance upon exercise of the Warrant to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the closing of the transaction.

                              ELECTION OF DIRECTORS


NOMINEES FOR ELECTION TO THE BOARD

           At the Meeting, nine directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Mitchell Semel and Farid Suleman were nominated for election to the Board of Directors by CBS and their election to the Board is contingent on the approval by the shareholders of the issuance of common stock to CBS in the CBS transaction. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election as directors of the nine persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. In the event, however, that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

           The following table sets forth certain information concerning each nominee as of the Record Date.

                     NAME                                    AGE                                   POSITION
                     ----                                    ---                                   --------
  Mitchell Rubenstein                                         45                  Chairman  of the Board and Chief  Executive
                                                                                  Officer
  Laurie S. Silvers                                           47                  Vice  Chairman of the Board,  President and
                                                                                  Secretary
  Dr. Martin H. Greenberg                                     58                  Director  and Chief  Executive  Officer  of
                                                                                  Tekno Books
  Harry T. Hoffman                                            71                  Director
  Jules L. Plangere, Jr.                                      78                  Director
  Deborah J. Simon                                            43                  Director
  Mitchell Semel                                              40                  Director Nominee(1)
  Farid Suleman                                               48                  Director Nominee(1)
  Thomas Unterman                                             54                  Director Nominee


---------------
(1) Election to the Board of Directors is contingent on the approval by the shareholders of the issuance of common stock to CBS in the CBS transaction. If the CBS transaction is not approved by the shareholders at the Meeting, the full Board will consist of seven members.


           MITCHELL RUBENSTEIN is a founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a founder of the Sci-Fi Channel, a 24-hour national cable television network devoted to science fiction, fantasy and horror programming that was acquired by USA Network in March 1992. Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Mr. Rubenstein also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, who owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law from New York University School of Law in 1979. He currently serves on the NYU Tax Law Advisory Board and is a member of the Founders Society, New York University, as well as a member of the University of Virginia School of Law Business Advisory Council. Together with Ms. Silvers, Mr. Rubenstein was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.

           LAURIE S. SILVERS is a founder of the Company and has served as its Vice-Chairman, President and Secretary since its inception in January 1993. Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Ms. Silvers also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, which owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989 and co-owned a television station from 1990 to 1991. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers served on the Board of Directors of the Pine Crest Preparatory School, Inc. from 1993 to 1999. She has been a member of the Pine Crest Preparatory School, Inc. Board of Advisors (Boca Raton Campus) since 1987, and served as its Chairman from 1995-1997. Ms. Silvers has served as a member of the executive advisory board of the School of Business of Florida Atlantic University, and has been a member of the Economic Council of Palm Beach since 1995. Together with Mr. Rubenstein, Ms. Silvers was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992 and has been a keynote speaker at various business symposia, including one held at Harvard Business School.
Ms. Silvers is married to Mitchell Rubenstein.

           DR. MARTIN H. GREENBERG has served as a director of the Company since July 1993, and as a consultant to the Company since February 1993. Since December 1994, Dr. Greenberg has served as Chief Executive Officer of Tekno Books, 51% of which is owned by the Company and 49% of which is owned by Dr. Greenberg. Dr. Greenberg was President and a principal shareholder of Tomorrow, Inc., a company engaged in book licensing and packaging, from 1990 until its acquisition by the Company in 1994. Dr. Greenberg is also co-publisher of Mystery Scene Magazine, a mystery genre trade journal of which the Company owns a majority interest. Dr. Greenberg is widely regarded as the leading anthologist in trade publishing, and has served as editor or author of more than 700 books. Dr. Greenberg also is the 1995 recipient of the Ellery Queen Award, presented by the Mystery Writers of America for Lifetime Achievement. Dr. Greenberg is a former Director of Graduate Studies at the University of Wisconsin - Green Bay.

           HARRY T. HOFFMAN has served as a director of the Company since July 1993. From 1979 to 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., a leading national retailer of books, magazines and related items. From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler.

           JULES L. PLANGERE, JR. has served as a director of the Company since July 1993. Mr. Plangere is the former Chairman of the Board of New Jersey Press, Inc. and its two subsidiary companies, Asbury Park Press and Press Broadcasting Co. Mr. Plangere held various positions with Asbury Park Press in his 50-year career, including Production Manager from 1954 to 1974, President and General Manager from 1974 to 1977, and Publisher and Chief Executive Officer from 1977 to 1991. In addition, Mr. Plangere is a former member of the Board of Directors of the New Jersey State Chamber of Commerce, a former member of the Board of Directors of New Jersey Bell Telephone Co., the former Chairman of the Board of Trustees of Monmouth University and a present Life Trustee, and the former President of the New Jersey Press Association.

           DEBORAH J. SIMON has served as a director of the Company since November 1995. Ms. Simon has held the position of Senior Vice President of Simon Property Group, an Indianapolis-based real estate development and management firm that is listed on the New York Stock Exchange, since 1991. Prior to that, Ms. Simon served as Vice President -- Western Region Leasing of the Simon Property Group. She also has been an independent producer, with several television credits to her name. She currently serves on the Board of Directors of the Indianapolis Children's Museum, Indiana Repertory Theater, Indianapolis Museum of Art and Circle Centre's Youth Investment Fund.

           MITCHELL SEMEL has served as Senior Vice President, Programming, East Coast for CBS Entertainment since April 1996, where he has been involved in the production of the Late Show with David Letterman, the Late Late Show with Tom Snyder and the Late Late Show with Craig Kilborn. From 1994 to 1996 he worked with NBC Productions, Inc. as a consulting producer and as an executive producer for various shows. Mr. Semel was Senior Vice President, Programming, Comedy Central, New York from 1992 to 1994, and from 1991 to 1992, he was Vice President, Programming, Public Broadcasting Service, Washington, D.C.

           FARID SULEMAN has served as Executive Vice President, Chief Financial Officer, Treasurer and a director of Infinity Broadcasting Corporation since September 1998. He has also served as Senior Vice President and Chief Financial Officer of the CBS Station Group since June 1997 and Senior Vice President, Finance of CBS Corporation since August 1998. He has been Treasurer of CBS Corporation since May 1999. From January 1997 to June 1997, he served as Senior Vice President and Chief Financial Officer of CBS Radio. Prior to joining CBS Corporation, he was Vice President - Finance, Chief Financial Officer and a director of Infinity Broadcasting Corporation from 1986 until its acquisition by CBS Corporation in December 1996. Mr. Suleman has also been the Executive Vice President, Chief Financial Officer, Secretary and a director of Westwood One, Inc. since February 1994.

           THOMAS UNTERMAN has served as the Executive Vice President and Chief Financial Officer of The Times Mirror Company since 1992. Prior to that time, he had been a partner at the law firm of Morrison & Foerster since 1986. Mr. Unterman is a director of Ticketmaster Online - CitySearch, Inc.

           Pursuant to a November 1995 Stock Purchase Agreement with Tekno Simon (the "Simon Stock Purchase Agreement"), Tekno Simon, an affiliate of Simon Property Group, has the right to designate one nominee to the Company's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of Series A Preferred Stock and Series B Preferred Stock purchased pursuant to the Simon Stock Purchase Agreement (or shares of common stock issued or issuable upon conversion thereof) and (ii) the shares of common stock purchased by Tekno Simon in the Company's August 1995 private offering. Certain principal shareholders of the Company, including Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg, have agreed to vote their shares of common stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon. See "Certain Relationships and Related Transactions--Investment by Affiliate of the Simon Property Group."

           The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

           THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of the Company's outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

           To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 1998 have been complied with. Mitchell Rubenstein and Laurie Silvers filed an amendment to the Form 5 filed by them for 1998 reporting a gift of common stock not reported on the original Form 5.

MEETINGS AND COMMITTEES

           During the year ended December 31, 1998 the Board of Directors met on 15 occasions, once in person and 14 times by unanimous written consent. E. Donald Lass did not attend the meeting.

           The Board of Directors has four committees, the Compensation Committee, the Stock Option Committee, the Audit Committee and the Executive Committee. The Board of Directors formed the Executive Committee in February 1999. Mitchell Rubenstein, Laurie S. Silvers and Dr. Lawrence Gould are the members of the Executive Committee. Mitchell Rubenstein and two independent directors, Harry T. Hoffman and Dr. Lawrence Gould, are the members of the Compensation Committee. The Compensation Committee's responsibilities consist of recommending, reviewing, and approving the salary and other benefits of the Company's officers and employees, including compensation of executive officers of the Company. The Compensation Committee acted by unanimous written consent on two occasion(s) during the year ended December 31, 1998.

           Mitchell Rubenstein, Harry T. Hoffman and Dr. Lawrence Gould are the members of the Stock Option Committee. The Stock Option Committee administers the Directors Plan and the 1993 Plan. The Stock Option Committee did not meet during the year ended December 31, 1998.

           Laurie S. Silvers, Harry T. Hoffman and Dr. Lawrence Gould are the members of the Audit Committee. The Audit Committee is responsible for recommending auditors to be engaged by the Company, assisting with the planning of the audit, reviewing the results from the audit and directing and supervising investigations into matters relating to the audit. The Audit Committee met on one occasion during the year ended December 31, 1998.

           During the 1998 fiscal year, there was no nominating committee or other similar committee of the Board of Directors. Such function was performed by the Board of Directors as a whole.

                               EXECUTIVE OFFICERS

           The following table sets forth certain information concerning each executive officer of the Company as of the Record Date.

         NAME                           AGE                         POSITION
         ----                           ---                         --------
Mitchell Rubenstein                      45       Chairman of the Board and Chief Executive Officer
Laurie S. Silvers                        47       Vice Chairman of the Board, President and Secretary
Dr. Martin H. Greenberg                  58       Chief Executive Officer of Tekno Books
W. Robert Shearer                        29       Senior Vice President and General Counsel



           See "Election of Directors - Nominees for Election to the Board" above for biographical information for Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg.

           W. ROBERT SHEARER joined the Company as Senior Vice President and General Counsel in June 1999. From 1994 to May 1999 Mr. Shearer practiced law with Weil, Gotshal & Manges LLP with an emphasis on mergers and acquisitions and securities law. Mr. Shearer received a Bachelor of Business Administration degree from the University of Texas in 1991 with high honors and a J.D. degree from the University of Houston Law Center in 1994, magna cum laude. Mr. Shearer served as the Editor in Chief of the University of Houston Law Review during 1993 and 1994.

                             EXECUTIVE COMPENSATION

           SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation paid in 1998, 1997 and 1996 to the Chief Executive Officer, the President, and the Chief Financial Officer of the Company during such years. The Chief Executive Officer, the President and the Chief Financial Officer are sometimes referred to herein as the "Named Executive Officers."

                                                                                                              LONG-TERM
                                                                                                            COMPENSATION
                                                       ANNUAL COMPENSATION                                     AWARDS
                                                       -------------------                                     ------

                                                                             OTHER          RESTRICTED             SHARES
                                                                             ANNUAL            STOCK             UNDERLYING
          NAME AND                           SALARY          BONUS        COMPENSATION         AWARDS            OPTIONS/SARS
    PRINCIPAL POSITION         YEAR           ($)             ($)              ($)               ($)                  (#)
    ------------------         ----           ---             ---              ---               ---                  ---
Mitchell Rubenstein,           1998          235,793 67,572  25,000         7,800 (1)         306,200(2)               -
Chief Executive Officer        1997          185,217         25,000         7,800 (1)                 -            37,500(5)
                               1996          208,811                        7,800 (1)                 -            75,000(5)
Laurie S. Silvers,             1998          235,793 67,572  25,000         7,800 (1)         306,200(2)               -
President                      1997          185,217         25,000         7,800 (1)                 -            37,500(5)
                               1996          208,811                        7,800 (1)                 -            75,000(5)
Marci L. Yunes,                1998          112,000       -                    -              54,464(4)               -
Chief Financial Officer(3)     1997           38,769       -                    -                     -            50,000(5)


(1)      Represents a car allowance paid to the Named Executive Officer.

(2) Represents 100,000 shares of restricted common stock granted to the Named Executive Officers, which vest equally over 36 months beginning July 1, 1998. The value of the 100,000 shares of restricted common stock as of December 31, 1998 was $1,400,000.

(3) Ms. Yunes joined the Company as its Chief Financial Officer on August 18, 1997 and served in such position until June 1, 1999.

(4) Represents 10,500 shares of common stock granted to Ms. Yunes at the time such shares were issued. The value of the 10,500 shares of common stock as of December 31, 1998 was $147,000.

(5) Represents options granted under the Company's 1993 Stock Option Plan (the "1993 Plan").

           EMPLOYMENT AGREEMENTS. Effective July 1, 1993, the Company entered into five-year employment agreements with each of Mitchell Rubenstein, the Company's Chairman and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman and President. Effective July 1, 1998, the Company extended each of these employment agreements for an additional five-year term. The terms of each of the employment agreements are automatically extended for successive one-year terms unless the Company or the Named Executive Officer gives written notice to the other at least 90 days prior to the then-scheduled expiration date. Each of the employment agreements provides for an annual salary currently set at $237,000 (subject to automatic cost-of-living increases), an annual bonus in an amount determined by the Board of Directors (but not less than $25,000) and an automobile allowance of $650 per month. During 1997 the Named Executive Officers elected to waive a portion of their base salary.

           Each employment agreement provides that each of the Named Executive Officers will continue to receive his or her salary until the expiration of the term of the employment agreements if the Named Executive Officer's employment is terminated by the Company for any reason other than death, disability or Cause (as defined in the employment agreements), or for a period of 12 months after termination of the employment agreement as a result of the Named Executive Officer's disability, and that the Named Executive Officer's estate will receive a lump sum payment equal to one year's base salary plus a pro rata portion of any bonus to which the Named Executive Officer is entitled upon termination of the employment agreement by reason of the Named Executive Officer's death.

           The term "Cause" is defined in the employment agreements to mean (a) a Named Executive Officer's act or omission which constitutes a willful and material breach of such Named Executive Officer's employment agreement which is not cured within 30 days after such Named Executive Officer's receipt of notice of such breach, (b) a Named Executive Officer's fraud, embezzlement or misappropriation of the Company's assets or property, or (c) a Named Executive Officer's conviction for a criminal act that is a felony. A termination by the Company of one of the Named Executive Officer's employment without Cause will constitute a termination without Cause of the other Named Executive Officer for purposes of the employment agreements. Each employment agreement also prohibits the Named Executive Officer from directly or indirectly competing with the Company for one year after termination of the employment agreement for any reason except the Company's termination of the Named Executive Officer's employment without Cause.

           If a Change of Control (as defined in the employment agreements) occurs, the employment agreements provide for the continued employment of the Named Executive Officers until the earlier of two years following the Change of Control or the then-scheduled expiration date of the term of employment. The term "Change of Control", as used in the employment agreements, is defined to mean (a) any person's or group's acquisition of 20% or more of the combined voting power of the Company's outstanding securities, or (b) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of the Company prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction. In addition, following a Change in Control, if the Named Executive Officer's employment is terminated by the Company other than for Cause or by reason of the Named Executive Officer's death or disability, or by the Named Executive Officer for certain specified reasons (such as a reduction of the Named Executive Officer's compensation or diminution of the Named Executive Officer's duties), the Named Executive Officer will receive a lump sum cash payment equal to three times the Named Executive Officer's then-existing base salary and most recent annual bonus. Mitchell Rubenstein and Laurie S. Silvers have agreed that the CBS transaction will not constitute a Change of Control under the employment agreements.

           OPTION GRANTS IN LAST FISCAL YEAR. No individual grants of stock options were made during the fiscal year ended December 31, 1998 to the executive officers named above.

           STOCK OPTION EXERCISES DURING 1998 AND STOCK OPTIONS HELD AT END OF 1998. The following table indicates the total number of shares acquired on exercise of stock options during 1998 and the value realized therefrom, as well as the total number and value of exercisable and unexercisable stock options held by each Named Executive Officer as of December 31, 1998:

                       NUMBER OF                        NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                       SHARES                           UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS
                       ACQUIRED ON                      OPTIONS AT FISCAL YEAR END              AT FISCAL YEAR END
NAME                   EXERCISE        VALUE REALIZED   EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                   --------        --------------   -----------    -------------      -----------      -------------
Mitchell Rubenstein           -                $ -        166,875       18,125             $ 1,200,450        $ 108,750
Laurie S. Silvers             -                $ -        166,875       18,125             $ 1,200,450        $ 108,750
Marci L. Yunes           12,500           $ 93,525           -          37,500                    $  -        $ 318,075


           STOCK OPTION PLAN. The 1993 Plan is designed to serve as an incentive for retaining qualified and competent consultants and employees. The Stock Option Committee of the Company's Board of Directors (the "Committee") administers and interprets the 1993 Plan and is authorized to grant options thereunder to all eligible consultants and employees, including officers of the Company.

           The 1993 Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Code) and nonqualified stock options. Options are granted under the 1993 Plan on such terms and at such prices as determined by the Committee. Each option is exercisable after the period or periods specified in the option agreement, but no option can be exercised until six months after the date of grant or more than 10 years from the date of grant. Options granted under the 1993 Plan are not transferable other than by will or by the laws of descent and distribution. The 1993 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must provide for recourse to the optionee, bear interest and be secured by the shares of common stock purchased.

           The exercise price of options granted under the 1993 Plan is determined by the Committee, provided that the exercise price of incentive stock options will be no less than the fair market value of the common stock on the date of grant.

           See "Proposal to Approve an Amendment to the 1993 Stock Option Plan" for a complete description of the terms of the 1993 Plan.

           LONG-TERM INCENTIVE AND PENSION PLANS. The Company does not have any other long-term incentive or pension plans.

           COMPENSATION OF DIRECTORS. Directors of the Company who are neither employees nor consultants ("non-employee directors") are compensated at the rate of $1,000 for each meeting of the Board of Directors attended, and all directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. The Company has established for the non-employee directors the Director's Stock Option Plan (the "Directors Plan"), which provides for automatic grants to each non-employee director of options to purchase shares of common stock having a market value at the time of grant equal to $25,000 (i) upon a person's election as a director and (ii) each year thereafter upon such person's reelection as a director of the Company, in both instances at an exercise price equal to the fair market value of the common stock on the date of the grant. A total of 100,000 shares of common stock have been reserved for issuance upon exercise of options granted under the Directors Plan. Options to issue 78,594 shares of common stock have been issued under the Directors Plan. Options granted under the Directors Plan become exercisable six months after the date of grant and, except as otherwise approved by the Board, expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan. The Directors Plan will terminate in July 2003 unless sooner terminated under the provisions thereof. As of the Record Date, options to purchase shares of common stock have been issued to the Company's current directors under the Directors Plan as follows:

                                  NUMBER OF
                               SHARES SUBJECT       EXERCISE                         EXPIRATION
        NAME OF DIRECTOR         TO OPTIONS           PRICE       GRANT DATE            DATE
        ----------------         ----------           -----       ----------            ----
Dr. Lawrence Gould                  3,125            $8.00          11/1/93              11/1/03
                                    4,762            $5.25          8/23/96              8/23/01
                                    4,107           $5.125           3/2/98               3/2/03
                                    5,719          $5.0625           7/2/98               7/2/03

Harry T. Hoffman                    3,125            $8.00          11/1/93              11/1/03
                                    4,762            $5.25          8/23/96              8/23/01
                                    4,107           $5.125           3/2/98               3/2/03
                                    5,719          $5.0625           7/2/98               7/2/03



                                      -37-

E. Donald Lass                      4,107           $5.125           3/2/98               3/2/03
                                    5,719          $5.0625           7/2/98               7/2/03

Jules L. Plangere, Jr.              4,107           $5.125           3/2/98               3/2/03
                                    5,719          $5.0625           7/2/98               7/2/03

Deborah J. Simon                    4,166            $6.00          11/8/95              11/8/05
                                    4,762            $5.25          8/23/96              8/23/01
                                    4,107           $5.125           3/2/98               3/2/03
                                    5,719          $5.0625           7/2/98               7/2/03


           See "Certain Relationships and Related Transactions -- Consulting Agreement with Dr. Martin H. Greenberg" for a description of the consulting agreement between the Company and Dr. Greenberg.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. All compensation decisions during 1998 were made by the Compensation Committee, which consisted of Mitchell Rubenstein and two independent directors, Harry T. Hoffman and Dr. Lawrence Gould.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH THE TIMES MIRROR COMPANY

           In May 1999 the Company completed the acquisition of hollywood.com, Inc. (formerly known as Hollywood Online Inc.) from The Times Mirror Company. The Company paid the purchase price for the acquisition by issuing to Times Mirror 2,300,075 shares of common stock and an unsecured promissory note for $1,928,138. The promissory note matures on May 20, 2000 and bears interest at the prime rate in effect from time to time of Citibank, N.A. plus 1%. Interest is due quarterly in arrears beginning June 30, 1999 with the final payment due at maturity. The promissory note may be prepaid in whole or in part at any time without payment of any premiums or penalty.

           The Company and Times Mirror entered into the following additional agreements in connection with the Company's acquisition of hollywood.com, Inc.

           Shareholder Agreement. The Company and Times Mirror entered into a Shareholder Agreement containing various rights and obligations associated with Times Mirror's ownership of the common stock. Pursuant to the Shareholder Agreement, Times Mirror agreed to certain standstill provisions, including that it will not acquire any additional equity securities of the Company or solicit proxies or consents with respect to the securities of the Company or initiate any shareholder proposal. In addition, Times Mirror agreed that it will not transfer any common stock to any competitor of the Company, or to any transferee or group of related transferees of the Company that would, after such transfer, hold more than 2.5% of the voting securities of the Company.

           Times Mirror also agreed pursuant to the Shareholder Agreement that for a period of three years after the closing of the acquisition it will vote all shares of common stock owned by it in favor of the nominees for election to the Company's Board of Directors recommended to the Company's shareholders by the Board of Directors. In addition, with respect to all other matters submitted to a vote of the shareholders of the Company (other than certain transactions that would dilute its ownership of Company common stock or result in a change of control of the Company), Times Mirror agrees that for a period of three years it will vote all shares of Company common stock owned by it in the same proportion as all other shareholders of the Company vote on any such matter.

           Times Mirror will be entitled to designate one person as a nominee for election to the Company's Board of Directors as long as it beneficially owns at least 5% of the voting securities of the Company. If the Company increases the size of its Board of Directors from nine to ten members, Times Mirror will be entitled to designate one additional person as a nominee for election to the Company's Board of Directors. If the Company increases the size of its Board of Directors to a number greater than ten, Times Mirror shall be entitled to designate a number of nominees proportionate to its percentage ownership of Company common stock. Times Mirror's current nominee to the Board of Directors is Thomas Unterman, the Chief Financial Officer of Times Mirror.

           The standstill provisions of the Shareholder Agreement terminate upon the earlier to occur of January 10, 2004 and the date of a change of control (as defined) of the Company. The other provisions of the Shareholder Agreement terminate on the earliest of these dates and the date on which Times Mirror beneficially owns less than 5% of the voting securities of the Company.

           Registration Rights Agreement. The Company and Times Mirror entered into a Registration Rights Agreement upon the closing of the acquisition, which provides Times Mirror with the right to require the Company to register the common stock acquired by Times Mirror in the acquisition under the Securities Act under certain conditions. Times Mirror and its permitted transferees have the right on four separate occasions to require the Company to effect a registration under the Securities Act of at least 20% of the common stock acquired by Times Mirror in the acquisition to be sold in a firm commitment underwritten public offering for cash. In addition, at any time when the Company proposes to register shares of common stock under the Securities Act, it will give notice to Times Mirror and its permitted transferees of its intention to do so and of the material terms of the proposed registration. The Company will use its best efforts to include in the proposed registration all shares of common stock that it is requested in writing by Times Mirror or its permitted transferees to register. The permitted transferees of Times Mirror that are entitled to the benefits of the Registration Rights Agreement include only wholly owned subsidiaries of Times Mirror and certain charitable organizations affiliated with Times Mirror.

           Non-Competition Agreement. The Company and Times Mirror also entered into a Non-Competition Agreement upon the closing of the acquisition. Times Mirror agrees in the Non-Competition Agreement that for a period of three years after the closing, it will not engage or participate in any business or venture that operates as its primary focus a national- or international-targeted web site dedicated to providing movie-going consumers with movie-related information or offering for sale movie-themed merchandise or tickets for movies (a "Competing Business"). In addition, Times Mirror agrees that for a period of three years after the closing, it will not own, manage, operate, promote, control, or be connected with as a stockholder (other than on a passive basis with less than 5% of the equity of a publicly-traded company or less than 10% of the equity of a privately-owned company), joint venturer or partner in, any Competing Business. Notwithstanding the foregoing, certain business ventures and activities of Times Mirror shall not be considered a Competing Business, including, among others, the operation of the current web sites operated by newspapers owned by Times Mirror to the extent the web sites provide primarily local and regional movie information and movie-themed merchandise and the licensing and syndication of movie information by the L.A. Times Syndicate to third parties, which information is posted to such parties' web sites.

           Cross-Promotion Agreement. In connection with the closing of the acquisition, the Company and the Los Angeles Times, a division of Times Mirror, entered into a cross-promotion and content sharing agreement whereby the Los Angeles Times and the latimes.com website make certain entertainment-related content available for use on the hollywood.com website and hollywood.com makes certain content available for use on the latimes.com website. In addition, the Company will become the exclusive vendor of movie-related merchandise on the latimes.com website and the Los Angeles Times will receive a commission based on the revenues generated by the sale of such merchandise through the latimes.com website.

TRANSACTIONS WITH GANNETT CO., INC.

           During 1998, The Company entered into a web site affiliation agreement with USA Today Information Network ("USA Today"), a subsidiary of Gannett Co., Inc.. Under this agreement, the Company became the exclusive vendor of movie studio-licensed merchandise on www.usatoday.com, USA Today's web site. USA Today agreed to continuously promote the Company's Internet studio store on its home page and on other pages throughout the USA Today web site throughout the term of the agreement. In consideration of the exclusive arrangement, the Company agreed to pay USA Today a percentage of the net transaction revenues generated by customers who access the Company's web site through the USA Today site, with a minimum transaction guarantee. The Company currently has no other outstanding agreements with Gannett other than certain "piggyback" registration rights granted to it in connection with the purchase of its shares of the Company's common stock.

INVESTMENTS BY AFFILIATE OF THE SIMON PROPERTY GROUP

           Pursuant to a 1995 stock purchase agreement with Tekno Simon, an affiliate of the Simon Property Group, and its Co-Chairman, Melvin Simon, Tekno Simon invested $2,000,000 in shares of the Company's Series A Preferred Stock and Series B Preferred Stock and $1,000,000 in shares of the Company's common stock.

           Under the original Simon Stock Purchase Agreement, the Series A Preferred Stock and the Series B Preferred Stock were convertible at the option of the holder, at any time prior to November 28, 1997, into shares of common stock on a one-for-one basis.

           In May 1999 the Company agreed to extend the conversion option and allow Tekno Simon to convert the Series A and Series B Preferred Stock into common stock. In exchange, Tekno Simon agreed to waive certain accrued dividends payable on the Series A and Series B Preferred Stock. In May 1999 Tekno Simon converted all of the Series A and Series B Preferred Stock into 300,631 shares of common stock.

           Pursuant to the Simon Stock Purchase Agreement, Tekno Simon has the right to designate one nominee to the Company's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of common stock issued upon conversion of the Series A Preferred Stock, and (ii) the shares of common stock purchased by Tekno Simon in 1995. Certain principal shareholders of the Company, including Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg, have agreed to vote their shares of common stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon.

           The Simon Property Group and other affiliates of Tekno Simon are party to leases with the Company for the Company's Entertainment Super-Kiosk in Florida, its mini in-line store at the Mall of America, plus one additional lease for a kiosk space in Indiana that the Company has vacated.

INVESTMENT BY THE COMPANY'S DIRECTORS

           In May 1999, the Company issued 569,820 shares of common stock in a private placement at a purchase price of $21.25 per share. In addition, the Company issued to the same investors warrants to purchase an aggregate of 189,947 shares of common stock at an exercise price of $21.25 per share. Five members of the Company's Board of Directors participated in the private placement and purchased an aggregate of 35,700 shares of common stock and received warrants to purchase an aggregate of 11,902 shares of common stock on the same terms as the other investors in the private placement.

           In July 1998, six members of the Company's Board of Directors (including the Company's Chairman of the Board and Chief Executive Officer, the Company's Vice Chairman and President, and the Chief Executive Officer of Tekno Books, the Company's 51%-owned subsidiary) purchased an aggregate of 187,442 shares of the Company's common stock for $5.00 per share, the then market price of the stock. In conjunction with the private placement of these shares, the investors received five-year warrants to purchase an aggregate of 93,721 shares of the Company's common stock at $5.00 per share.

CONSULTING AGREEMENT WITH DR. MARTIN H. GREENBERG

           In 1993 the Company entered into a consulting agreement with Dr. Martin H. Greenberg pursuant to which Dr. Greenberg agreed to render advisory and consulting services to the Company, including identifying best-selling authors to create characters for the Company and negotiating agreements with such authors, arranging for the publication of prose novels and anthologies for children and adults based on the Company's characters, and attending trade shows and conventions on the Company's behalf. The consulting agreement will expire in November 2003, unless terminated earlier, which termination may take place only under certain conditions. Pursuant to the consulting agreement, in November 1993 Dr. Greenberg began receiving consulting fees of $30,000 per year and was granted an option to purchase 6,250 shares of common stock at an exercise price of $8.00 per share. In connection with the acquisition of Tekno Books, the consulting agreement was amended on December 9, 1994 (i) to provide that Dr. Greenberg will have the exclusive right to package novelizations based on the Company's entertainment properties, and (ii) in lieu of future annual stock option grants to which Dr. Greenberg was entitled under the original agreement, to grant Dr. Greenberg options to purchase 17,778 shares of common stock at an exercise price of $8.4375 per share (the other approximate market price of the common stock). Mr. Greenberg received the stock options and receives the consulting fees in lieu of a base salary.


LINE OF CREDIT

           During the first quarter of 1999, Mitchell Rubenstein, the Company's Chairman of the Board and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman and President, agreed to increase their previously extended $1.1 million unsecured line of credit facility to the Company to $5.5 million to enable the Company to meet its working capital requirements for the balance of 1999. The interest rate on the line of credit was set at the JP Morgan Bank prime rate of interest. This commitment terminated in accordance with its terms during the second quarter of 1999 as a result of the Company raising in excess of $5.5 million from other sources for working capital purposes. There were no borrowings by the Company under this facility as of June 30, 1999.

         PROPOSAL TO APPROVE AN AMENDMENT TO THE 1993 STOCK OPTION PLAN

           On October 1, 1999, the Board of Directors of the Company amended the 1993 Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance thereunder from a total of 1,500,000 shares to a total of 3,000,000 shares. In addition, subject to shareholder approval, the amended 1993 Plan provides that the number of shares reserved for issuance thereunder shall automatically be increased on the first day of each fiscal quarter of the Company so that such number equals at least 12.5% of the Company's outstanding common stock. The amended 1993 Plan also contains revised provisions governing the termination of nonqualifed stock options upon the termination of an optionee's employment, which are described below.


PLAN DESCRIPTION

           The statements in this Proxy Statement concerning the terms and provisions of the 1993 Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 1993 Plan, which is attached hereto as Annex A.

           The purpose of the 1993 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent persons to serve as employees of or consultants to the Company, upon whose efforts and judgment the success of the Company is largely dependent, and to encourage stock ownership in the Company by such persons. The 1993 Plan was effective as of July 1, 1993, and, unless sooner terminated by the Board of Directors of the Company in accordance with the terms thereof, will terminate on July 1, 2003.

           The 1993 Plan is administered by the Stock Option Committee, which has the right to determine, among other things, the persons to whom options are granted, the number of shares of common stock subject to options, the exercise price of options and the other terms and conditions thereof.

           The 1993 Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase common stock that meets the definition of "incentive stock option" set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A Nonqualified Stock Option is an option to purchase common stock that meets certain requirements in the plan but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to hereinafter as "Options."

           The number of shares of common stock that may be issued pursuant to Options granted under the 1993 Plan is currently 1,500,000, and if this proposal is approved by the shareholders, the number of shares available for issuance pursuant to options granted under the 1993 Plan will be increased to 3,000,000. The maximum number of shares issuable pursuant to Incentive Stock Options will be 3,000,000. In addition, if this proposal is approved by the shareholders, the amended 1993 Plan will provide that the number of shares reserved for issuance thereunder shall automatically be increased on the first day of each fiscal quarter of the Company so that such number equals at least 12.5% of the Company's outstanding common stock. If any Option granted pursuant to the 1993 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 1993 Plan. The shares acquired upon exercise of Options granted under the 1993 Plan will be authorized and unissued shares of common stock. The Company's shareholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 1993 Plan.

           All employees of the Company, including officers and directors and consultants to the Company, are eligible to receive grants of Options under the 1993 Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Company or any of its subsidiaries. Upon receiving grants of Options, each holder of an Option (an "Optionee") must enter into an option agreement with the Company that contains the appropriate terms and conditions as determined by the Committee.

TERMS AND CONDITIONS OF OPTIONS

           Option Price. For any Option granted under the 1993 Plan, the option price per share of common stock is determined by the Stock Option Committee but may not be less than par value; furthermore, the option price per share of any Incentive Stock Option may not be less than the "Fair Market Value" (as defined in the 1993 Plan) of the common stock on the date such Incentive Stock Option is granted. As of the Record Date, the Fair Market Value of the common stock was $_____ per share.

           Exercise Of Options. Each Option is exercisable in such amounts at such intervals and upon such terms as the Stock Option Committee may determine. In no event may an Option be exercisable after 10 years from the date of grant. Unless otherwise provided in an Option, one hundred percent (100%) of the unvested outstanding Options held by each Optionee under the 1993 Plan shall become immediately exercisable in full (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless such plan is subsequently abandoned); or (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned). The Stock Option Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option. Options granted under the 1993 Plan to executive officers or directors of the Company may not be exercised until six months following the date of the grant.

           Nontransferability. Options granted under the 1993 Plan are not transferable by an Optionee other than by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.

           Termination Of Options. The expiration date of an Option is determined by the Stock Option Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an Option be exercisable after 10 years from the date it is granted.

           The 1993 Plan provides that if an Optionee's employment is terminated, or, in the case of a consultant, if the consultant ceases his or her relationship with the Company, for any reason other than for "Cause," mental or physical disability or death, then the unexercised portion of the Optionee's Options shall terminate three months after such termination. Prior to the September 1993 Plan amendments, the 1993 Plan provided that if an Optionee's employment was terminated, or, in the case of a consultant, if the consultant ceased his or her relationship with the Company, for any reason other than for Cause, mental or physical disability or death, then the unexercised portion of the Optionee's Nonqualified Stock Options would terminate on the date on which the Optionee's employment terminated or the removal of the Optionee as a consultant. "Cause" is defined under the 1993 Plan as termination of the Optionee's employment, or in the case of a consultant, the removal of the Optionee as a consultant, by reason of the Optionee's willful misconduct or gross negligence. If an Optionee's employment is terminated or the consultant is removed for Cause, the unexercised portion of the Optionee's Options shall terminate immediately upon such termination. If an Optionee's employment is terminated or the consultant is removed by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options shall terminate 12 months after such termination. If an Optionee's employment is terminated or the consultant is removed by reason of the Optionee's death, the unexercised portion of the Optionee's Options shall terminate 12 months after the Optionee's death.

           The Stock Option Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an Option becoming fully exercisable, any Option that remains unexercised on such date. Such notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

OUTSTANDING  OPTIONS

           As of the Record Date, Options exercisable for a total of 1,314,100 shares of common stock were outstanding under the 1993 Plan and Options exercisable for a total of 617,987 shares of common stock had been granted subject to approval by the shareholders of the increase in the number of shares available for issuance under the 1993 Plan. As of the Record Date, options to purchase an aggregate of 185,900 shares of common stock granted under the 1993 Plan had been exercised. Outstanding Options, which are held by 121 persons, are exercisable at prices ranging from $.01 per share to $21.50 per share and expire on various dates from November 1999 through June 2009.

           The following table sets forth the number of Options under the 1993 Plan received or to be received by: (i) the Named Executive Officers; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; (v) each associate of any such director, executive officer or nominee; (vi) each other person who received or is to receive 5% of such Options; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                                                                                 NUMBER OF
                                    OPTIONEE                                                      OPTIONS
-----------------------------------------------------------------------------------            --------------
Mitchell Rubenstein...............................................................                  485,000
Laurie S. Silvers.................................................................                  485,000
Dr. Lawrence Gould(1).............................................................                        0
Dr. Martin Greenberg..............................................................                   36,528
Harry T. Hoffman(1)...............................................................                        0
E. Donald Lass(1).................................................................                   11,764
Jules L. Plangere, Jr.(1).........................................................                   11,764
Deborah J. Simon(1)...............................................................                        0
Mitchell Semel....................................................................                        0
Farid Suleman.....................................................................                        0
Thomas Unterman..................................................................                         0
All current executive officers as a group (four persons)..........................                1,081,528
All current directors who are not executive officers as a group...................                   23,528
All employees, including all current officers who
Are not executive officers, as a group............................................                  757,137


--------------

(1) Does not include an aggregate of 78,594 options granted to these individuals under the Directors Plan.

           The 1993 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

FEDERAL INCOME TAX EFFECTS OF OPTIONS GRANTED UNDER 1993 PLAN

           INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the 1993 Plan are "incentive stock options" as defined in Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of common stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercises of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercises of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

           The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an item of adjustment included in the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the common stock. If there is a Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an item of adjustment for such other year.

           If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her shares will be increased for purposes of determining his or her alternative minimum tax for such year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

           In general, if, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such Optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

           An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

           NONQUALIFIED STOCK OPTIONS. An Optionee granted a Nonqualified Stock Option under the 1993 Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to federal income tax withholding. A federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

           If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered, and his or her holding period for such number of shares received will include the holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.

           The deductibility by the Company of compensation expense in excess of $1,000,000 to certain executive officers is prohibited by Section 162(m) of the Code. The amount otherwise deductible by the Company upon the exercise of a Nonqualified Stock Option or upon a Disqualifying Disposition of an Incentive Stock Option may be counted against such $1,000,000 limit.

           The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Optionees or to the Company, or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1993 PLAN.

                 PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

                     The firm of Arthur Andersen LLP, independent public accountants, served as the Company's independent public accountants for the fiscal year ended December 31, 1998. Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to serve as the Company's independent public accountants for the current year ending December 31, 1999 and has directed that management submit such appointment for ratification by the shareholders at the Meeting. One or more representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

           Pursuant to Rule 14a-8 promulgated by the SEC, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2000 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than ___________, 2000.

                                     EXPERTS

           The financial statements and schedules are incorporated by reference in this Proxy Statement from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated in this Proxy Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  OTHER MATTERS

           As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and have not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

                       WHERE YOU CAN FIND MORE INFORMATION

           The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following filings and any filings made with the SEC prior to the date of the Meeting under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"):

         o        Our Annual Report on Form 10-KSB for the year ended December
                  31, 1998;

         o Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999;

         o Our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999; and

         o Our Current Reports on Form 8-K filed with the SEC on January 20, 1999, June 1, 1999 (as amended on a Form 8-K/A dated June 23, 1999) September 15, 1999 and September 28, 1999.

           We will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, upon request, a copy of any or all of the information incorporated herein by reference. Exhibits to any of the documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to: Investor Relations Department, Big Entertainment, Inc., 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, telephone number (561) 998-8000.

                                           By Order of the Board of Directors


                                           Laurie S. Silvers
                                           President and Secretary

Boca Raton, Florida
October ____, 1999

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS..........................................................

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
           STATEMENTS..........................................................
SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNERS AND
           MANAGEMENT..........................................................
THE MEETING....................................................................
           General.............................................................
           Matters To Be Considered At The Meeting.............................
           Record Date; Quorum; Voting At The Meeting..........................
           Proxies.............................................................
PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES
           OF INCORPORATION....................................................
           Reasons for the Increase in Number of AuthorizedShares..............
THE CBS TRANSACTION............................................................
           General.............................................................
           Stock Purchase Agreement............................................
           Warrant.............................................................
           Advertising and Promotion...........................................
           Content License Agreement...........................................
           Investor's Rights Agreement.........................................
           Voting Agreement....................................................
           Certain Consequences of , and Risks Related to the CBS Transaction.. Reasons for the CBS Transaction; Recommendation of the Company's
           ..........Board of Directors........................................
           Certain Tax Consequences of the CBS Transaction.....................
           Regulatory Approvals................................................
           Federal Securities Law Consequences.................................
           NASDAQ Listing......................................................
ELECTION OF DIRECTORS..........................................................
           Nominees for Election to the Board..................................
           Compliance with Section 16(A) of the Securities Exchange
           ..........Act of 1934...............................................
           Meetings and Committees.............................................
EXECUTIVE OFFICERS.............................................................
EXECUTIVE COMPENSATION.........................................................
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................
           Transactions with the Times Mirror Company..........................
           Transactions with Gannett Co., Inc..................................
           Investments by Affiliate of the Simon Property Group................
           Investment by the Company's Directors...............................
           Consulting Agreement with Dr. Martin H. Greenberg...................
           Line of Credit......................................................

PROPOSAL TO APPROVE AN AMENDMENT TO THE 1993 STOCK
           OPTION PLAN.........................................................
           Plan Description....................................................
           Terms and Conditions of Options.....................................
           Outstanding Options.................................................
           Federal Income Tax Effects of Options Granted Under 1993 Plan.......
PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC
           ACCOUNTANTS.........................................................
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS.....................................
EXPERTS........................................................................
OTHER MATTERS..................................................................
WHERE YOU CAN FIND MORE INFORMATION............................................

                                     ANNEX A

                             BIG ENTERTAINMENT, INC.

                               ------------------

                             1993 STOCK OPTION PLAN
                           AS AMENDED OCTOBER 1, 1999

                               ------------------

         1. PURPOSE. The purpose of this Plan is to advance the interests of BIG ENTERTAINMENT, INC., a Florida corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent persons as employees or consultants or upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Cause" shall mean the termination of an Optionee's employment (or in the case of a consultant, the removal of the Optionee as a consultant) by reason of the Optionee's willful misconduct or gross negligence.

         (c) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

         (d) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

         (e) "Director" shall mean a member of the Board.

         (f) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

                 (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

                 (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

                 (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

         (g) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Common Stock is not publicly traded, in which case, the "Fair Market Value" shall be the average of the price of sales of Common Stock by the Company during the 90 days prior to the date of grant or, if no sales have occurred during that period, "Fair Market Value" shall be determined by the Committee in its sole discretion in a fair and uniform manner without regard to any restriction other than a restriction which by its terms will never lapse. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked Quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of, the ten preceding days.

         (h) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (i) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (j) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

         (k) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an "executive officer" for purposes of reports or proxy materials filed by the Company pursuant to the Securities Exchange Act.

         (l) "Option" (when capitalized) shall mean any option granted under this Plan.

         (m) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (n) "Plan" shall mean this Stock Option Plan for the Company.

         (o) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (p) "Share(s)" shall mean a share or shares of the Common Stock.

         3. SHARES AND OPTIONS. The Company may grant to all Optionees from time to time Options to purchase a total of three million (3,000,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. In addition, as the number of outstanding Shares increases from time to time (which number shall be determined without considering as outstanding any Shares that are the subject of any unexercised options under this Plan or any other option plan of the Company or any Shares owned by the Company or any of its subsidiaries) the number of Shares available for issuance under this Plan shall increase proportionately on the first day of each fiscal quarter of the Company so that such number equals at least 12.5% of the outstanding Shares; provided, however, that the maximum number of Shares for which Incentive Stock Options may be granted under the Plan shall not exceed 3,000,000 Shares (which number is subject to adjustment as provided in Section 10). If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

         4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422 are exercisable for the first time by any individual during any calendar year (under all plans of the Company), exceeds $100,000.

         5. CONDITIONS FOR GRANT OF OPTIONS.

         (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company, and all consultants to the Company, whether or not employees; provided, however, that no Incentive Stock Option shall be granted to a consultant who is not also an employee of the Company or a Subsidiary. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

         (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

         (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Disinterested Persons.

         6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and
(iv) contain such other terms as the Committee in its sole discretion shall require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

         (a) The expiration date of an Option shall be determined by the Committee at the time of grant but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

         (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

                 (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                 (ii) if the shareholders of the Company shall approve a plan of merger (other than a reincorporation merger for the purpose of changing the Company's name or jurisdiction of incorporation), consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                 (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

         9. TERMINATION OF OPTION PERIOD.

         (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                 (i) three months after the date on which the Optionee's employment is terminated (or, in the case of a consultant, the date on which the Optionee ceases his or her relationship with the Company) for any reason other than by reason of (A) Cause, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

                 (ii) immediately upon the termination of the Optionee's employment for (or, in the case of a consultant, the removal of the Optionee as a consultant) Cause;

                 (iii) one year after the date on which the Optionee's employment is terminated (or, in the case of a consultant, the date the Optionee is removed as a consultant) by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

                 (iv) one year after the date of termination of the Optionee's employment (or, in the case of a consultant, the date the Optionee is removed as a consultant) by reason of death of the employee.

         (b) Prior to becoming null and void as provided above, an Option held at the date of termination of an Optionee's employment or consulting relationship with the Company may be exercised in whole or in part, but only to the extent such Option was exercisable at the date of such termination in accordance herewith.

         (c) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or (iii) hereof any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10. ADJUSTMENT OF SHARES.

         (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                 (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                 (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in subsections 8(b)(ii) or (iii) hereof; provided, however, that the option price as so changed shall not be less than the Fair Market Value of the shares subject to the Option at the time of such change.

         (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                 (i) a representation and warranty by the Optionee to the Company, at the time any option is exercised that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                 (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         13. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

         (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any subsidiary (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         15. INTERPRETATION.

         (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (b) This Plan shall be governed by the laws of the State of Florida.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         16. TERM OF PLAN; AMENDMENT AND TERMINATION OF THE PLAN.

         (a) This Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after 10 years from the date of the Board's adoption of this Plan.

         (b) The Board may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may (i) without approval by the Company's shareholders, increase the number of Shares reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (ii) permit the granting of Options that expire beyond the maximum 10-year period described in Subsection 8(a), or (iii) extend the termination date of the Plan as set forth in Section 16(a); and, Provided, Further, that, except to the extent otherwise specifically provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         (c) Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded hereunder, the exercise price per share under each such Option, when and under what circumstances an Option will be granted and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes to the Code, or the rules promulgated thereunder, and under the Employee

Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

         (d) The Board, without further approval of the Company's shareholder, may at any time terminate or suspend this Plan. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated. The rights and obligations under any Option granted to any Optionee while this Plan is in effect shall not be altered or impaired by the suspension or termination of this Plan without the consent of such Optionee.

         17. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                             BIG ENTERTAINMENT, INC.
                                      PROXY
                     SOLICITED BY THE BOARD OF DIRECTORS FOR
              THE ANNUAL MEETING TO BE HELD ON NOVEMBER ____, 1999

           The undersigned hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, the proxy or proxies of the undersigned, with full power of substitution to vote all shares of the capital stock of Big Entertainment, Inc., a Florida corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November ___, 1999 (the "Meeting"), and all adjournments thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified and, in their discretion, on such other matters as may properly come before the Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1:

           1. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to change the Company's name to Hollywood.com, Inc.

                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2:

           2. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000.

                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3:

           3. Approval of the issuance by the Company to CBS Corporation of 6,672,031 shares of its common stock and a warrant to purchase an additional 1,178,892 shares of its common stock pursuant to the Stock Purchase Agreement, dated August 26, 1999, between the Company and CBS Corporation.

                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                            (CONTINUED ON OTHER SIDE)

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED
BELOW:

           4. Election of Directors:

                     Mitchell Rubenstein
                     Laurie S. Silvers
                     Dr. Martin H. Greenberg
                     Harry T. Hoffman
                     Jules L. Plangere, Jr.
                     Mitchell Semel
                     Deborah J. Simon
                     Farid Suleman
                     Thomas Unterman

           [  ] FOR ALL NOMINEES LISTED ABOVE          [  ] WITHHOLD AUTHORITY

           (except as marked to the contrary below)    to vote for all nominees
                                                       listed above
--------------------------------------------------------------------------------
 (To withhold your vote for any nominee or nominees, print the name(s) above.)

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5:

           5. Approval of an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from an aggregate of 1,500,000 shares to an aggregate of 3,000,000 shares and to make certain other changes to the 1993 Stock Option Plan described in the Proxy Statement.

                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 6:

           6. Ratify selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                            (CONTINUED ON OTHER SIDE)

           WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


Please sign exactly as name appears below.


                                 Dated: _______________________, 1999.


                                 ----------------------------------
                                 Signature


                                 -----------------------------------
                                 Signature, if held jointly


                                 Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title and official capacity, giving the full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.



           PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.